EXHIBIT 23.2
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the use of our report dated March 6, 1998 for the year ended December 31, 1997 and to all references to our firm included in or made part of this registration statement.





Arthur Andersen LLP
    Miami, Florida,


September 4, 1998